Exhibit 24.1

FNB FINANCIAL SERVICES, LP

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the several directors of FNB Consumer Services Inc. (the “General Partner”), the General Partner of FNB Financial Services, LP (the “Partnership”), whose signature appears below constitutes and appoints Pamela Jasinski and Mark Lozzi and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in the name, place and stead of the registrant and each of the undersigned in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to a registration statement on Form S-3 relating to the Securities (as defined below), with all exhibits thereto, and other documents in connection therewith, and (ii) this registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the registrant or any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

As used herein, “Securities” means (a) the Subordinated Term Notes of F.N.B. Corporation; (b) the Nonnegotiable Subordinated Term Notes, Series 2018, of the Partnership; (c) the Nonnegotiable Subordinated Daily Notes, Series 2018, of the Partnership; (d) the Nonnegotiable Subordinated Special Daily Notes, Series 2018 of the Partnership; and (e) the full and unconditional guarantee of F.N.B. Corporation of the Securities enumerated at (a) through (d) hereof.

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IN WITNESS WHEREOF, each of the undersigned directors of the General Partner has hereunto set his hand as of the date indicated below. This Power of Attorney may be executed in counterparts which, when taken together, shall constitute a single original thereof.

/s/ Mark Lozzi Mark Lozzi	Director, Treasurer and Assistant Secretary	August 31, 2018

/s/ Michael Parr Michael Parr	Director	August 31, 2018

/s/ Pamela Jasinski Pamela Jasinski	Director and Secretary	August 31, 2018